EXECUTION COPY




                                October 19, 1995




McDonald & Company Securities, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland OH 44114
         Attention:  Mr. George Brooks, Senior Vice President/Credit Manager

Ladies and Gentlemen:


      This loan agreement dated October 19, 1995 (the "Loan Agreement"), together with the related documents referred to herein, sets forth the terms under which Star Bank, National Association ("Bank") will extend loans to McDonald & Company Securities, Inc., an Ohio corporation ("Borrower").

         1.       Loans.
                  ------

                  1.1 REVOLVING LOAN. Subject to the terms of this Loan Agreement and that either a Clearing Period and/or Event of Default (both as hereinafter defined) does not then exist, or would arise by reason of Borrower receiving a loan from Bank hereunder, Bank agrees to lend and relend to Borrower, on an overnight basis, during the period from this date to the earlier of (a) August 29, 1996 or (b) the date that an Event of Default occurs (the earlier of such dates is known as the "Termination Date"), such amounts (but in any event not less than $1,000,000 per each request) as Borrower may from time to time request (the "Revolving Loan"). The proceeds of the Revolving Loan are to be used by Borrower for working capital purposes. In no event will the outstanding principal balance of the Revolving Loan exceed at any time $20,000,000 (the "Maximum Amount"). If the Revolving Loan ever exceeds the Maximum Amount, Borrower will immediately repay such principal amount of the Revolving Loan such that the outstanding balance of the Revolving Loan does not exceed the Maximum Amount. The Revolving Loan shall mature and be payable in full on August 29, 1996 or on any earlier Termination Date.

                  1.2 INTEREST. Each borrowing of the Revolving Loan will bear interest at the per annum rate(s) offered by Bank in its sole discretion to Borrower. Interest on the Revolving Loan is payable in arrears by Borrower to Bank upon the due date for each amount borrowed, or on demand, and when the Revolving Loan is due and payable (whether by stated maturity, acceleration or otherwise). A "Clearing Period" is a period of three consecutive business days commencing on the day immediately after that the principal balance of the Revolving Loan has been reduced to zero and the Revolving Loan was secured by Collateral (as hereinafter defined) on the date it was reduced to zero.


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


                  1.3 REVOLVING NOTE. The Revolving Loan will be evidenced by a Revolving Promissory Note, in the form of EXHIBIT A attached hereto, of even date herewith, the obligations and terms of which are incorporated herein by reference (said Promissory Note, as amended, restated, supplemented and/or renewed from time to time, is known as the "Revolving Note").

                  1.4 COLLATERAL. In the event that there is an outstanding principal balance of the Revolving Loan for a period of seven consecutive days, then on the next following business day Borrower will deliver to Bank Acceptable Marketable Securities having a Market Value (both as hereinafter defined) equal to the aggregate of (i) the outstanding principal amount of the Revolving Loan plus (ii) the Required Margin (as hereinafter defined) to secure the repayment of all amounts owing in respect of the Revolving Loan, including the principal thereof and interest thereon. Acceptable Marketable Securities (and all substitutions therefor or replacements thereof and proceeds thereof) delivered to the Bank pursuant to this Section 1.4 shall be referred to as the "Collateral". Delivery to Bank of Acceptable Marketable Securities will be deemed to have occurred in the case of Acceptable Marketable Securities issued as certificated securities, by the physical delivery of the certificates representing such Acceptable Marketable Securities, and in the case of Acceptable Marketable Securities issued in book entry or uncertificated form, by such appropriate notifications to and consequent transfers by the custodians or depositories thereof such that Bank is deemed to be in possession of such Acceptable Marketable Securities. All Collateral will be pledged and delivered to Bank will be owned by Borrower free and clear of all liens, security interests encumbrances or adverse interests. "Acceptable Marketable Securities" means cash or securities that are direct obligations of the United States of America or any agency thereof, or other readily marketable securities acceptable to the Bank in its sole discretion, but excluding in all cases, "margin securities" as within the meaning of such term within Regulations G, T, U and X of the Federal Reserve Board. "Market Value" means, in the case of cash, the amount thereof, and , in the case of securities, the fair market value of the security involved, as determined by Bank in its sole discretion. "Required Margin" means an amount equal to a percentage, determined by the Bank in its sole discretion from time to time, of the outstanding principal amount of the Revolving Loan, as such percentage may be increased or decreased from time to time by the Bank in its sole discretion.

         The Borrower will execute and deliver a Pledge Agreement to further evidence the pledge of, and grant of a security interest in, the Acceptable Marketable Securities delivered from time to time. Borrower agrees to execute or cause to be executed and delivered to Bank all additional documentation requested by Bank to evidence or assure the protection, perfection and enforceability of the Collateral. The provisions of the various documents providing or relating to the Collateral and of the Loan Documents supplement and are in addition to those of this Loan Agreement and any inconsistent provisions shall be interpreted in all respects in favor of Bank.


         2. REPRESENTATIONS AND WARRANTIES. To induce Bank to agree to make the loans described in Section 1, Borrower represents and warrants:

                  2.1 CORPORATE EXISTENCE AND QUALIFICATION. Borrower is duly organized, validly existing and in good standing under the laws of Ohio, is qualified to do business in all states where it is required to do so, and has all necessary authority to carry on its business as it is now being conducted. Borrower is a wholly-owned subsidiary of McDonald & Company Investments, Inc. (the "Parent").

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



                  2.2 AUTHORIZATION. The execution, delivery and performance by Borrower of this Loan Agreement and the other documents and instruments executed in connection with this Loan Agreement and the Revolving Loan (this Loan Agreement and such other documents and instruments, as amended, restated, supplemented and/or renewed from time to time, are known collectively as the "Loan Documents") have been duly authorized and will not violate any law, organizational or corporate documents of Borrower, or agreement binding on Borrower.

                  2.3 FINANCIAL STATEMENT. Borrower's financial statements dated March 31, 1995, which have been furnished to Bank, have been prepared in conformity with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial condition and operations of Borrower. Since the date of such statements there has been no material adverse change in Borrower's financial condition. The consolidated balance sheet of the Parent as of June 30, 1995 and the related statements of revenues and expenses and changes in financial position for the periods then ended and the auditors' reports with respect to the fiscal year ended March 31, 1995, copies of which have heretofore been furnished to the Bank, are complete and correct and fairly present the consolidated financial condition, changes in financial position and results of operations of the Parent at such dates and for such period, and were prepared in accordance with GAAP.

                  2.4 NO ADVERSE CHANGES. Since June 30, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or the Parent.

                  2.5 LITIGATION. There are no outstanding judgments against, or actions, suits or proceedings pending, or to the best knowledge of the Borrower, threatened against or affecting it, at law or in equity or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, which, if adversely determined, involves the possibility of any judgment or liability not fully covered by insurance or which may result a material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower, except as disclosed in the financial statements referred to in Section 2.3

                  2.6 CORRECTNESS OF DATA FURNISHED. This agreement and all of the other Loan Documents hereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; and there is no fact not otherwise disclosed in writing to the Bank which, to the knowledge of the Borrower, would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower.

                  2.7 NOT A "PURPOSE CREDIT". None of the proceeds of the Revolving Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulations, or which might cause this agreement to violate Regulation G, Regulation U, Regulation T, Regulation X, or other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934.

                  2.8 LIENS. None of the material assets of Borrower is subject to any lien or encumbrance other than those liens noted in the financial statements referred to above. No default (or event which, with notice or passage of time, would constitute a default) exists under any obligation of Borrower for borrowed money or under which any property of Borrower is encumbered.

                  2.9 PURPOSE AND USE OF LOAN PROCEEDS. The loan proceeds will be used by the Borrower solely for working capital purposes.

                  2.10 INCORPORATION OF REPRESENTATIONS FROM NOTE PURCHASE AGREEMENT. The representations and warranties of Borrower contained in Sections 2.7, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19 (referring to the Loan Documents in place of the Notes referred to therein) and 2.22(b) of that certain Note Purchase Agreement, dated as of January 15, 1993 (the "Note Purchase Agreement"), each of which, including all defined terms used therein and all schedules attached to such Note Purchase Agreement and referred to in such sections, is incorporated herein by this reference as if fully rewritten at length herein, and are hereby made by Borrower to Bank. It is further agreed that no amendment with respect to the such incorporated sections (or the defined terms used therein) of the Note Purchase Agreement shall be effective as to this Agreement until specifically agreed to in writing by the Bank.


         3.       Affirmative Covenants.
                  ----------------------

                  3.1 PAYMENT. Borrower will pay when due all amounts owed under this Loan Agreement and the other Loan Documents (collectively, the "Obligations"), and will comply with all of the terms of this Loan Agreement and the other Loan Documents.

                  3.2 INCORPORATED COVENANTS. The Borrower will observe, perform and comply with each and every covenant, term and provision contained in Sections 7.1, 7.2, 7.8, 7.9, 7.10, 7.11, 7.12, 8.1, 8.2, 8.3 and 8.4 of the Note
Purchase Agreement (the "Incorporated Provisions"), each of which, including all defined terms used therein, is incorporated herein by this reference as if fully rewritten at length herein, such covenants, terms and provisions to continue in full force and effect with respect to this agreement so long as it is in effect and until all of the Obligations are paid in full and the Loan Documents are terminated, regardless of whether the Note Purchase Agreement remains in effect. For purposes of Borrower's compliance with the Incorporated Provisions, Bank will be deemed to be one of the Purchasers as referred to in the Note Purchase Agreement. It is further agreed that no waiver or amendment with respect to the Incorporated Provisions (or the defined terms used therein) of the Note Purchase Agreement shall be effective as to this Agreement until specifically agreed to in writing by the Bank.


                  4. NEGATIVE COVENANTS. From this date until the Obligations are repaid and the Loan Documents are terminated:

                  4.1 LIMITATION ON LIENS. Borrower will not permit to exist any lien or encumbrance on any securities purchased using the proceeds of the Revolving Loan or any other properties and will not acquire any property subject to any retained security interest, except that the foregoing does not prohibit


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



liens in favor of Bank or purchase money security interest created in connection with Borrower's acquisition of property after the date of this Loan Agreement which attach only to the specific property acquired.


         5. CONDITIONS TO THE LOANS. As conditions to Bank's making any loans under this agreement, at Bank's election, the following shall be satisfied:

                  5.1 CORPORATE PROCEEDINGS. The Borrower shall have delivered to the Bank, all dated as of a recent date:

                  (i) a copy of its articles of incorporation certified by the Secretary of State of Ohio;

                  (ii) certificate of good standing from the Secretary of State of Ohio;

                  (iii) a copy of its Code of Regulations certified by its secretary;

                  (iv) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, certified by its secretary; and

                  (v) an incumbency certificate certifying the names of its officers and their signatures, certified by its secretary.


                  5.2 OPINION OF COUNSEL FOR THE BORROWER. The Bank shall have received the favorable opinion of Henry Kerr, general counsel of the Borrower, as to the Borrower's representations contained in Section 2.1, 2.2, 2.5, 2.7 and
2.10 (as to Sections 2.13, 2.17 and 2.22(b) of the Note Purchase Agreement).

                  5.3 NO DEFAULT; WARRANTIES. Before and after giving effect to the Revolving Loan or any portion thereof, no Event of Default or any event which, with the passage of time or the giving of notice, might mature into an Event of Default, shall have occurred and be continuing and the representations and warranties in Section 2 hereof shall be true and correct as though made on the date of the Revolving Loan or portion thereof.

                  5.4 OTHER DOCUMENTS. Borrower shall have delivered to Bank such other documents and instruments as Bank may reasonably request.

         6. EVENTS OF DEFAULT; COLLATERAL REALIZATION. The occurrence of any of the following events shall be an "Event of Default" hereunder and under the Loan
Documents:

                  (a) Borrower does not pay or repay to Bank any obligation of Borrower to Bank when due;

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                  (b) Borrower violates any other agreement contained herein, in any of the other Loan Documents, or in any other agreement or instrument running to the benefit of Bank to which Borrower is or becomes a party;

                  (c) Borrower does not repay when due any other borrowed money obligation, or the holder of any such obligation declares, or may declare, such obligation due prior to its stated maturity because of Borrower's default thereunder;

                  (d) Borrower does not perform its obligations under any other agreement with respect to its business and the other party to such agreement declares, or may declare, such agreement in default;

                  (e) Any representation or warranty made by Borrower herein or by Borrower in any of the other Loan Documents, any writings furnished to Bank in connection with this Loan Agreement or in any other agreement or instrument is false, or the Borrower or any Guarantor breaches the terms of any covenant contained herein, in any of the other Loan Documents, or in any agreement or instrument running to the benefit of the Bank to which the Borrower is or becomes a party;

                  (f) Borrower is unable to pay its business debts as they become due or borrower's financial statements indicate insolvency or a deficit net worth;

                  (g) Borrower makes an assignment for the benefit of creditors generally;

                  (h) Borrower applies for the appointment of a trustee or receiver for all or part of its assets or commences any proceedings under any bankruptcy, reorganization, arrangement, insolvency, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced, against Borrower and Borrower indicates its approval, consent or acquiescence thereto; or an order is entered appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for thirty (30) days;

                  (i) any final judgment in excess of confirmed insurance coverage satisfactory to Bank which, together with other outstanding judgments against Borrower, causes the aggregate of such judgments to exceed $5,000,000, shall be rendered against Borrower; or

                  (j) there shall have been an adverse change in the financial affairs of Borrower, in the operating condition of Borrower, or in the value of the Collateral which, in the reasonable judgment of Bank, imperils Borrower's ability to repay its obligations to Bank or Bank's ability to realize adequately on the security therefor.

         The above recitation of Events of Default supplement and are in addition to any defaults specified in any of the other Loan Documents. To the extent any cure period is provided, Bank may nevertheless, at its option pending completion of such cure, suspend its obligations, if any, to make further advances of the Revolving Loan.

         If any Event of Default occurs, Bank may, without further notice or demand, accelerate the Obligations and any other obligations of Borrower to Bank and thereupon all such obligations shall be immediately due and payable, and Bank shall have all rights provided herein or in any of the other Loan Documents or otherwise provided by law to realize on the Collateral, and to the extent that Borrower has not borrowed the Maximum Amount otherwise available to it under the Revolving Loan, Bank may elect to make no further funds available to Borrower. After maturity, whether by acceleration or otherwise, the Revolving Loan will bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Revolving Loan prior to maturity) payable on demand at a rate or rates otherwise borne by the Revolving Loan plus 3 % per annum, in all cases until paid and whether before or after the entry of any judgment thereon.

         7.       Miscellaneous.
                  --------------

                  7.1 EXPENSES; INDEMNITY. Borrower agrees to defend, indemnify and hold Bank harmless from all liabilities and expenses arising from third party claims with respect to the validity and the enforceability of the Loan Documents and actions of Borrower thereunder. Such reimbursement and indemnity rights shall survive the termination of this loan arrangement.

                  7.2 AMENDMENT. This Loan Agreement may not be amended except in a written agreement signed by authorized officers of Borrower and Bank. Any variance from the terms of this Loan Agreement and the other Loan Documents is permitted only with the prior written consent of an authorized officer of Bank.

                  7.3 DEFINED TERMS. All financial terms used herein shall have the meanings given them under GAAP.

                  7.4 LAW; JURISDICTION; VENUE. This Loan Agreement is deemed to be made in Ohio, and all the rights and obligations of Borrower and Bank hereunder shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of Bank to exercise all its rights to initiate and prosecute in any applicable jurisdiction matters related to loan repayment, the Obligations, the Collateral and other security for the Obligations, Borrower and Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Obligations and/or the Loan Documents, the Collateral and/or any other security for the Obligations, shall, at Bank's option, be commenced and maintained in the district court of the United States for the Southern District of Ohio or any other court of applicable jurisdiction located in Ohio. All terms of the loans negotiated with Borrower are, in part, related to the aforesaid provisions on jurisdiction and venue, which Bank deems a vital part of this loan arrangement.

                  7.5 JURY WAIVER. BORROWER AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS LOAN AGREEMENT OR OTHER LOAN DOCUMENTS AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND BORROWER.

                  7.6 CUMULATIVE RIGHTS; WAIVER OF COUNTERCLAIM. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank or any holder of the Revolving Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrowers' indebtedness, liabilities and obligations under the Revolving Note and this Loan Agreement shall be without regard to any counterclaim or right of offset which the Borrower may have against the Bank and without regard to any other obligation of any nature whatsoever which the Bank may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Bank for payment or performance of the Borrowers' indebtedness, liabilities or obligations under the Revolving Note, this Loan Agreement, or any other Loan Documents.

                  7.7 ENTIRE AGREEMENT. This Loan Agreement, including all exhibits hereto, embodies the entire agreement and understanding between the Borrower and the Bank and supersedes all other prior agreements and understandings relating to the subject matter hereof. The Borrower and the Bank may enter into further and additional written agreements to amend or supplement this Loan Agreement and the terms and provisions of such further and additional written agreements shall be deemed a part of this Loan Agreement as though incorporated herein. Except as provided herein, the Bank has no obligation to make loans or advances to the Borrower.

                  7.8 DELAY. No delay, omission or forbearance on the part of Bank in the exercise of any power or right shall operate as a waiver, nor shall any single or partial delay, omission or forbearance limit the exercise of any other power or right. The rights and remedies of Bank herein provided are cumulative, shall be interpreted in all respects in favor of Bank, and are not exclusive of any other rights or remedies provided by law.

                  7.9 PARTICIPATIONS. Borrower agrees and consents to Bank's sale or transfer, whether now or later, of one or more participation interests in the Revolving Loan to one or more purchasers, whether related or unrelated to Bank, without prior notice to Borrower.

                  7.10 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Loan Agreement and the Loan Documents.

                  Please indicate your agreement to the foregoing by executing below and return it to the Bank along with the executed Loan Documents.

                                    STAR BANK, NATIONAL ASSOCIATION


                                     By:
                                        ----------------------------------------
                                     Name: John D. Barrett
                                     Title: Vice President

ACCEPTED AND AGREED TO:

 McDONALD & COMPANY SECURITIES, INC.


By:
   ----------------------------------------
Name: George Brooks
Title: Senior Vice President/Credit Manager

October 1, 1997



McDonald & Company Securities, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114


         Re: Loan Agreement dated October 19, 1995 (the "Loan Agreement") between Star Bank, National Association ("Bank") and McDonald & Company Securities, Inc. ("Borrower").


Ladies and Gentlemen:

This letter will evidence the amendment of the Loan Agreement, including without limitation the extension of the Termination Date (as defined below).

         Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced by the following:

         1.1 Revolving Loan. In its sole discretion at any time, and from time to time, Bank may lend and relend to Borrower, on an overnight basis, during the period from this date to the earlier of (A) August 29, 1998, or (B) the date that an Event of Default occurs (the earlier of such dates is known as the "Termination Date"), such amounts (but in any event not less than $1,000,000.00 per each request) as Borrower may from time to time request (the "Revolving Loan"), in all cases, subject to the terms of this Loan Agreement. In no event will Bank make any Revolving Loan to Borrower in the event that either a Clearing Period and/or Event of Default (both as hereinafter defined) then exists, or would arise by reason of Borrower receiving a loan from Bank hereunder. The proceeds of the Revolving Loan are to be used by Borrower for working capital purposes. In no event will the outstanding principal balance of the Revolving Loan exceed at any time $20,000,000.00 (the "Maximum Amount"). If the Revolving Loan ever exceeds the Maximum Amount, Borrower will immediately repay such principal amount of the Revolving Loan such that the outstanding balance of the

Revolving Loan does not exceed the Maximum Amount. The Revolving Loan shall mature and be payable in full on August 29, 1998, or on any earlier Termination Date.

All other terms and conditions of the Loan Agreement remain in full force and effect without modification, except as expressly set forth herein.

Please confirm your agreement to this amendment by signing below in the space provided.

                              STAR BANK, NATIONAL ASSOCIATION



                              By:
                                 -------------------------------------------
                                 John D. Barrett
                                 Senior Vice President


ACCEPTED AND AGREED TO:

McDONALD & COMPANY SECURITIES, INC.


By:
   -------------------------------------

                                 REVOLVING NOTE
                                 --------------
                                  (Replacement)

$20,000,000.00                                     Dated: ________________, 1997

         FOR VALUE RECEIVED, the undersigned, McDONALD & COMPANY SECURITIES, INC. (the "Borrower") hereby promises to pay to the order of STAR BANK, NATIONAL ASSOCIATION (the "Lender") the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) on August 29, 1998, or, if less, the aggregate sum of all amounts borrowed pursuant to the Loan Agreement (as hereinafter defined) and unpaid, together with interest computed in the manner provided in the Loan Agreement, with such borrowings and interest payable in accordance with the provisions of the Loan Agreement.

         Both principal and interest are payable to Lender at the place specified by Lender, in immediately available funds.

         This Revolving Note is the Revolving Note referred to in, and is entitled to the benefits of the Loan Agreement dated as of October 19, 1995, as amended (the "Loan Agreement"), between the Borrower and the Lender. This Revolving Note replaces any Revolving Note previously issued in connection with the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the terms and conditions therein specified. Reference is made to the Loan Agreement governing the making of loans to the Borrower, rights of prepayment, and for other provisions to which this Revolving Note is subject. This Revolving Note will be secured in accordance with the terms of the Loan Agreement.

         No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or any other right under this Revolving Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. The Borrower waives protest, presentment, demand, and notice of nonpayment.

         This Revolving Note shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.


                                   McDONALD & COMPANY SECURITIES, INC.

                                   By:
                                      ------------------------------------------
                                   Name Printed:
                                                --------------------------------
                                   Title:
                                         ---------------------------------------